Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Retail Properties of America, Inc. Amended and Restated 2014 Long-Term Equity Compensation Plan of Kite Realty Group Trust of our report dated February 20, 2020, with respect to the consolidated financial statements and schedule of Kite Realty Group Trust and Subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Indianapolis, Indiana

October 22, 2021